UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  July 3, 2017

IMMUNOMEDICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-12104	61-1009366
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 The American Road Morris Plains, New Jersey	07950
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 605-8200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02                                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 3, 2017, the Compensation Committee (the “Committee”) of the Board of Directors of Immunomedics, Inc., a Delaware corporation (the “Company”), approved the following compensation changes for Michael R. Garone, the Company’s Vice President, Finance and Chief Financial Officer: (i) an increase of Mr. Garone’s base salary from $300,000 to $350,000, and (ii) an increase in Mr. Garone’s target bonus percentage from 30% to 40%.

In addition, on July 3, 2017 the Committee approved a special equity award of 8,315 restricted stock units (“RSUs”), representing a grant date fair value of $75,000, to Mr. Garone.  Each RSU represents the right to receive one share of common stock of the Company.  The RSUs will vest as to one-third of the underlying shares on each of the first, second and third anniversaries of the date of grant.  In the event of Mr. Garone’s death, disability, termination without cause or a Change in Control (as defined in the Company’s 2014 Long-Term Incentive Plan), the RSUs will vest immediately.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 6, 2017	IMMUNOMEDICS, INC.
	By:	/s/ Michael R. Garone
	Name:	Michael R. Garone
	Title:	Vice President, Finance and Chief Financial Officer